UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2025

Rein Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250, #390 Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 802-1989

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange On which registered
Common Stock, $0.001 par value per share	RNTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

On April 16, 2025, Rein Therapeutics, Inc. (the “Company”) was notified by Marcum LLP (“Marcum”) that Marcum had resigned as the Company’s independent registered public accounting firm, effective immediately. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum. On April 16, 2025, following the approval of the Audit Committee of the Board of Directors of the Company, CBIZ CPAs was engaged, effective immediately.

The reports of Marcum to the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 to April 16, 2025, there were (i) no “disagreements” (as that term is defined in Item 303(a)(1)(iv) of Regulation S-K and the related instructions) between Marcum and the Company on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions, except for the identified material weaknesses previously reported in our Annual Report on Form 10-K for the years ended December 31, 2024 and December 31, 2023. The material weakness identified in our Annual Report on Form 10-K for the year ended December 31, 2024 related to the (i) lack of sufficient accounting and supervisory personnel to maintain appropriate segregation of duties relating to user access of the financial accounting system and who have the appropriate level of technical accounting experience and training, (ii) lack of evidence over reviews of account reconciliations and supporting schedules, and (iii) lack of adequate procedures and controls to ensure that accurate financial statements could have been prepared and reviewed on a timely basis for annual reporting purposes. The material weakness identified in our Annual Report on Form 10-K for the year ended December 31, 2023 related to the accounting for our acquisition of Lung Therapeutics, Inc., including a lack of sufficient precision in the performance of reviews supporting the purchase price allocation accounting, and a lack of timely oversight over third-party specialists and the reports they produced to support the accounting for the acquisition. The Audit Committee has discussed these matters with Marcum. The Company has authorized Marcum to fully respond to any inquiries of the successor independent registered accounting firm concerning these matters.

During the years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 to April 16, 2025, neither the Company nor anyone on its behalf has consulted with CBIZ CPAs with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the disclosures made in this Item 4.01, prior to its filing and requested, in accordance with applicable practices, that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. Marcum furnished the letter to the Company on April 17, 2025, a copy of which is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

16.1	Letter from Marcum LLP regarding change in certifying accountant

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Date: April 17, 2025	By:	/s/ Brian Windsor
Brian Windsor, Ph.D.
President and Chief Executive Officer